Exhibit 5.1

February 26, 2026

Datavault AI Inc.
One Commerce Square

2005 Market Street, Suite 2400,

Philadelphia, PA 19103

Re:	Registration Statement on Form S-3 (File No. 333-288538)

Ladies and Gentlemen:

We have acted as counsel to Datavault AI Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “462(b) Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”). The 462(b) Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (File No. 333-288538) initially filed with the Commission on July 7, 2025 under the Act, as amended, which was declared effective by the Commission on July 9, 2025 (the “Initial Registration Statement” and, together with the 462(b) Registration Statement, the “Registration Statement”). This opinion is furnished in connection with the filing of the 462(b) Registration Statement, which is registering the offering by the Company of up to an additional $5,333,333.00 of Securities, as defined below.

The 462(b) Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 and Rule 462(b) of the rules and regulations promulgated under the Act, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”) and as to be set forth in one more supplements to the Prospectus, free-writing prospectuses or term sheets (each, a “Prospectus Supplement”) of up to an additional $5,333,333.00 of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase Common Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms to filed as exhibits to a post-effective amendment to the Registration Statement or in a Prospectus Supplement (each, a “Warrant Agreement”). The Common Stock and Warrants are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.

February 26, 2026

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company with respect to New York law); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

With your consent, we have assumed that (i) the Warrants and any related Warrant Agreement and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended or restated from time to time (the “Certificate of Incorporation”) or its bylaws then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus, and any Prospectus Supplement, as applicable; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Prospectus, and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities laws or blue sky laws of various states and in the manner stated in the Registration Statement, the Prospectus, and any Prospectus Supplement, as applicable; and (v) the number of shares of Common Stock offered pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, as applicable, or, in the case of Warrants issuable upon exercise of such Warrants, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock.

February 26, 2026

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1.             With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exercise of Warrants that are exercisable for Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, when (a) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such Warrant Agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action of the Company and in accordance with the terms of the Warrants and the Warrant Agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A.          They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture relating to the separability of provisions of the Indenture.

February 26, 2026

B.          With reference to, but without limiting in any way, qualification (A) above, any provisions of the Securities (i) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, (ii) imposing a payment obligation with respect to the Company’s obligations or (iii) whereby a party purports to ratify acts in advance of the occurrence of such acts, is or may be unenforceable in whole or in part under applicable law.

C.          No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than with respect to any shares of Common Stock , the General Corporation Law of the State of Delaware and, with respect to Warrants, the internal laws of the State of New York, in each case as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the 462(b) Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP